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                                                                 Exhibit 10.14


                                    AGREEMENT

         This AGREEMENT, as amended and restated as of the first day of February, 1999 (hereinafter the "Agreement"), by and between Service Merchandise Company, Inc., a Tennessee corporation (hereinafter the "Company"), and Sam Cusano (hereinafter the "Executive").

                                    RECITALS

         WHEREAS, the Executive is currently employed by the Company.

         WHEREAS, the Company and the Executive wish to set forth their respective rights and obligations during the period of the Executive's employment pursuant to the terms of this Agreement, and to provide for incentives, salary continuations, and benefits on the terms and conditions set forth herein.

         WHEREAS, the Company and the Executive wish to amend and restate this Agreement as of the date set forth above, this Agreement supersedes and replaces any prior agreements between the Executive and the Company.

         NOW, THEREFORE, in consideration of the premises and other mutual agreements contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

         1. Resignation. The execution of this Agreement by Executive shall serve as notice to the Company's board of directors of the resignation by Executive from the board effective May 20, 1999.

         2. Employment. The Company agrees to continue the employment of the Executive, and the Executive agrees to remain employed as the Chief Financial Officer of the Company (hereinafter "CFO"), for a period beginning on the date hereof and ending May 20, 1999 (the



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"Employment Period"). The Executive will devote his time, energy and effort to the discharge of his duties as CFO. During the Employment Period, the Company agrees that the Executive will have all rights, responsibilities and obligations currently vested on him or exercised by him as CFO, and it will not diminish his duties, responsibilities or professional stature in any way.

         3. Term. The term of this Agreement shall commence on the date hereof and expire at the close of business on the last day of the Employment Period, subject to earlier termination as hereinafter provided.

         4. Salary. As compensation for the services contemplated by this Agreement, the Company shall continue to pay the Executive his current weekly salary based on his annual of Four Hundred Sixty Thousand Dollars ($460,000) per year, payable in weekly increment (the "Salary").

         5. Incentives. The Company agrees to provide the Executive incentives to remain with the Company because (a) his employment is critical to the Company during the recent change in control of the Chief Executive Officer ("CEO"); (b) his employment will help the Company to develop its business plan; and (c) for executing the settlement of Executive's claims for severance and other matters described in his severance agreement existing on the date hereof.

                  a. Cash Payment. The Company shall pay the Executive, on the date of this Agreement, a cash payment in the amount of Six Hundred Forty-Four Thousand Dollars ($644,000.00), subject however, to applicable withholding pursuant to Section 8 hereof.

                  b. Letter of Credit. The Company shall provide Executive an irrevocable draw or direct-pay letter of credit from a reputable United States bank assuring payment to the Executive of four equal installments in the amount of One Hundred Sixty-One Thousand Dollars ($161,000.00). The first payment shall be due on March 1, 1999. The second



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         payment shall be due on March 19, 1999. The third payment shall be due on April 20, 1999. The final payment shall be due on May 20, 1999. In the event the Company files a voluntary bankruptcy petition, has an involuntary bankruptcy petition filed against it, or is the subject of any insolvency proceeding of any sort, the Executive shall be entitled to all amounts set forth in this Agreement, when due, and the Executive shall be entitled to draw upon the letter of credit consistent with the terms of this Agreement.

                  c. Stock. The Company shall cause all unvested stock options currently held by the Executive to be fully vested as of the last day of the Employment Period.

                  d. Automobile. The Company shall execute a transfer of title to the Company automobile which is currently assigned to the Executive, in the Executive's name on the date of execution of this Agreement. The value of the benefit received by Executive pursuant to this Section 5(d) shall be subject to applicable withholding pursuant to Section 8 hereof.

                  e. Attorneys' Fees. The Company shall reimburse to Executive any and all reasonable fees incurred for legal services for the negotiation and execution of this Agreement.

                  f. Indemnity. Contemporaneously with the execution of this Agreement, the Company will execute an indemnification agreement in the form set forth on Exhibit A.

         6. Benefits. During the Employment Period, the Company shall continue to provide Executive the same benefits that are made available to all other senior executives of the Company upon the same terms that are offered to other senior executives of the Company.

         7. Termination. The Company shall have the right at any time during the Employment Period to terminate Executive without Cause (as defined below), provided that Company shall



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immediately pay to Executive in full all amounts identified in Sections 4 and 5 of this Agreement. In addition, the Company shall have the right to terminate Executive for "Cause" at any time. Upon termination for Cause, the Company shall
(i) no longer be required to pay to Executive the amounts due under Section 4 hereof, and (ii) be entitled to recoup from Executive all money paid to, or benefits bestowed upon, Executive pursuant to Sections 5(a), 5(b), and 5(d) of this Agreement. "Cause" as used in this Agreement shall mean, (A) the willful engaging by the Executive in misconduct materially injurious to the Company, (B) acts of dishonesty or fraud by Executive, or (C) the willful violation by the Executive of the provisions of Sections 10 or 11 hereof.

                  a. Disability or Death. In the event Executive's employment with the Company is terminated because of his death or inability to perform his duties as a result of a physical or mental incapacity ("Disability"), the Executive or his estate shall be paid such amounts, if any, as the Executive is entitled to receive under the Company's insurance policies and/or other benefit plans then in effect for Company officers, and all salary and other benefits and incentives described hereunder.

                  b. Healthcare Coverage. At the expiration of the term of this Agreement or if the Executive's employment with the Company is terminated for any reason other than due to the Executive's Death or Disability, the Company will reimburse the Executive for any premium paid by the Executive for the continued coverage for the Executive (and any dependents of the Executive covered by the Company's healthcare plans at the time the Executive's employment was terminated) under the Company's healthcare plan pursuant to "COBRA" (or any other mandatory healthcare continuation law then in effect), such coverage then being substantially similar to that provided by the Company to its senior




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         executives and their eligible dependents. The Executive will be entitled to reimbursement for such coverage for a period commencing with the date of termination from employment and ending on the earlier of (i) the second anniversary of termination of employment, or (ii) the date the Executive becomes eligible to receive any healthcare coverage from another employer of the Executive or the Executive's spouse, or any governmental entity, that does not contain any exclusion or limitation with respect to any pre-existing condition of the Executive or the Executive's covered dependents. If the Executive (or the Executive's dependents covered at the time of termination from employment) elects not to continue coverage under COBRA (or any other mandatory healthcare continuation law), and is otherwise eligible under this Section, the Company will reimburse the Executive for the cost of purchasing substantially similar coverage or a supplement required to achieve substantially similar coverage under another arrangement approved by the Company for the same time period; however, such reimbursement shall be limited to the then current premium charged to others by the Company for substantially similar coverage under COBRA (or other mandatory healthcare continuation law then in effect). Any amount payable to the Executive shall be subject to withholding of applicable taxes as provided in Section 8 hereof. In the event of the Executive's death following termination giving rise to the benefit described in this Section, but before the expiration of such benefits, Executive's dependents shall be entitled to such benefits.

                  c. Right to Terminate. In the event the Company breaches this Agreement, then the Executive has the immediate right to terminate this Agreement and shall be relieved of



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         all duties and obligations contained herein. The Company shall immediately pay or provide to Executive all salary, incentives, and other benefits provided hereunder.


         8. Withholding. All payments hereunder shall be subject to all applicable withholding and payroll taxes.

         9. Binding Effect. This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided herein. Without limiting the foregoing, Executive's right to receive payments hereunder shall not be assignable, transferable or delegable whether by pledge, creation of a security interest or otherwise, other than by a transfer by his will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this paragraph, the Company shall have no liability to pay any amount so attempted to be assigned, transferred or delegated.

         10. Unauthorized Disclosure. During the period in which the Executive is employed by the Company, the Executive shall not, without the prior written consent of the Board of Directors, or a person authorized thereby, disclose to any person, other than a person to whom disclosure is necessary or appropriate in connection with the performance by the Executive of Executive's duties as an officer of the Company, or its subsidiaries or its affiliates, any confidential information obtained by the Executive while in the employ of the Company with respect to any of the Company's products, improvements, formulae, designs or styles, processes, customers, methods of marketing or distribution, systems, procedures, plans, proposals, policies or methods of manufacture, the disclosure of which Executive knows, or should have reason to know, will be damaging to the Company or its subsidiaries or its affiliates, nor shall Executive make any false statements regarding




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the Company or its subsidiaries or its affiliates or take any other action which
Executive knows, or should have reason to know, will be damaging to the Company or its subsidiaries or its affiliates; provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosures by the Executive) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Company. Following the termination of the Executive's employment with the Company for any reason, the Executive shall not disclose any confidential information of the type described above or take any action of the type described above except as may be required in the opinion of the Executive's counsel in connection with any judicial or administrative proceeding or inquiry. The provision of this Section shall be binding upon the Executive's heirs, successors and legal representatives.

         Company shall not make any derogatory remarks or defamatory statements about or concerning the Executive during or after the term of this Agreement. The Executive shall have the right to review and approve any public statement made on behalf of the Company, its Board of Directors or officers in connection with the Executive's separation from the Company, unless the Company terminates the Executive for Cause.

         11. Non-Competition. During the period of this Agreement, the Executive will not (a) directly or indirectly own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director or otherwise with, or have any financial interest in, or aid or assist anyone else in the conduct of, any business which is in substantial competition with any business conducted by the Company or by any group, division, or subsidiary of the Company in any area where such business is being conducted during the term




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of this Agreement (provided that ownership of five percent (5%) or less of the voting stock of any publicly held corporation shall not constitute a violation hereof) or (b) directly or indirectly employ, solicit for employment, or advise or recommend to any other persons that they employ or solicit for employment, any employee of the Company or its affiliates or subsidiaries.

         12. Specific Performance. The Executive acknowledges and agrees that, in the event of a breach of Section 10 or Section 11 hereof by the Executive, the Company would be irreparable harmed and that monetary damages would be an inadequate remedy in favor of the Company. Accordingly, the Executive and the Company agree that in the event of such a breach, the Company shall be entitled to injunctive relief against the Executive.

         13. Binding Agreement. This Agreement and all obligations of the Company hereunder shall be binding upon the successors and assigns of the Company. This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representative, executors, administrators, successors, heirs, distributees, devisees and legatees.

         14. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered by United States registered mail, return receipt requested, postage prepaid, addresses as follows:

                  If to the Company:

                           Service Merchandise Company, Inc.
                           7100 Service Merchandise Drive
                           Brentwood, Tennessee 37027
                           Attention: General Counsel




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                  If to the Executive:

                           Sam Cusano
                           562 Grand Oaks Drive
                           Brentwood, Tennessee 37027

                  With a copy to:

                           Byron R. Trauger, Esquire
                           Doramus, Trauger & Ney
                           The Southern Turf Building
                           222 Fourth Avenue North
                           Nashville, Tennessee 37219

or to such other address as either party may be furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         15. Governing Law. This Agreement shall be governed in all respects by the laws of the State of Tennessee.

         16. Amendment, Modification, Waiver. This Agreement may not be amended except by the written agreement of the parties hereto. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time.

         17. Headings. The headings herein are for convenience of reference only and shall not be deemed to be part of the substance of this Agreement.





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         18. Entire Agreement. This Agreement sets forth the entire agreement between the parties with respect to the subject matter hereof and may be changed or supplemented only by a written agreement signed by the Executive and the Company.




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         IN WITNESS WHEREOF, the Company and the Executive have executed this
Agreement as of the date first above written.



                                    SERVICE MERCHANDISE COMPANY, INC.



                                    By: /s/ C. Steven Moore
                                       ----------------------------------------


                                    Accepted and Agreed:

                                    /s/ Sam Cusano
                                    ------------------------------------------
                                    Sam Cusano




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